Exhibit 4.1
SUPPLEMENTAL INDENTURE
     THIS SUPPLEMENTAL INDENTURE (“Supplemental Indenture”), dated as of March 15, 2007, by and among General Cable Corporation, a Delaware corporation (“General Cable” or the “Company”), the Guarantors names on Schedule A hereto (collectively, the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company, certain of the Subsidiary Guarantors (the “Guarantors”) and the Trustee have heretofore executed and delivered an Indenture, dated as of November 24, 2003 (the “Indenture”), pursuant to which the Company issued $285,000,000 in aggregate principal amount of its 9.50% Senior Notes due 2010 (the “Notes”); and
     WHEREAS, the Company and the Guarantors propose to amend the Indenture (the “Proposed Amendments”), to remove substantially all of the restrictive covenants; and
     WHEREAS, the Company commenced a tender offer (the “Offer”) to purchase any and all of the Notes pursuant to an Offer to Purchase and Consent Solicitation Statement dated as of March 6, 2007; and
     WHEREAS, in connection with the Offer, the Company solicited the consent of the holders of the Notes for the Proposed Amendments; and
     WHEREAS, Section 8.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the written consent and direction of the holders of at least a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consent”) enter into a supplemental indenture for the purpose of amending the Indenture; and
     WHEREAS, the Trustee has received the Requisite Consent to effect an amendment to the Indenture pursuant to 8.02 of the Indenture and the documents described in Section 8.06 of the Indenture; and
     WHEREAS, each of the Company and the Guarantors has been authorized by a resolution of its respective Board of Directors to enter into this Supplemental Indenture; and
     WHEREAS, all other acts and proceedings required by law, by the Indenture and by the amended and restated certificate of incorporation and amended and restated by-laws, or other governing documents, of the Company and the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed; and
     WHEREAS, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
     WHEREAS, following the execution and delivery of this Supplemental Indenture, the Proposed Amendments will become operative on the date (the “Operative Date”) on which the Company accepts for purchase Notes validly tendered, and not withdrawn in the Offer (the “Tender Offer Condition”); and

     WHEREAS, the terms of this Supplemental Indenture shall be null and void, and of no further force or effect, and the Proposed Amendments shall not become operative if the Tender Offer Condition does not occur.
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Company, the Subsidiary Guarantors and the Trustee, intending to be legally bound, hereby agree as follows:
ARTICLE ONE
Section 1.01 Definitions.
     Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE TWO
Section 2.01 Amendment of Indenture
     Effective as of the Operative Date, this Supplemental Indenture amends the Indenture as provided for herein. The Company, the Guarantors and the Trustee acknowledge and agree that no amendment or waiver of the provisions described in Section 8.02 (1) through (2) of the Indenture as requiring the consent of each affected Holder has been made hereby. If the Operative Date does not occur on or prior to the date that is sixty (60) days following the date of this Supplemental Indenture, then the terms of this Supplemental Indenture shall be null and void and the Indenture shall continue in full force and effect without any modification hereby.
Section 2.02 Amendment of Article Four of the Indenture
     Pursuant to Section 8.02 of the Indenture, the provisions of Article Four of the Indenture are hereby amended as follows:
     (a) the covenant contained in Section 4.03 of the Indenture entitled “Legal Existence” is amended in its entirety to read as follows:
          Section 4.03 [Intentionally Omitted]
     (b) the covenant contained in Section 4.04 of the Indenture entitled “Maintenance of Properties; Insurance; Compliance with Law” is amended in its entirety to read as follows:
          Section 4.04 [Intentionally Omitted]
     (c) the covenant contained in Section 4.06 of the Indenture entitled “Compliance Certificate” is amended in its entirety to read as follows:
          Section 4.06 [Intentionally Omitted]
     (d) the covenant contained in Section 4.07 of the Indenture entitled “Taxes” is amended in its entirety to read as follows:

          Section 4.07 [Intentionally Omitted]
     (e) the covenant contained in Section 4.08 of the Indenture entitled “Repurchase at the Option of Holders upon a Change in Control” is amended in its entirety to read as follows:
          Section 4.08 [Intentionally Omitted]
     (f) the covenant contained in Section 4.09 of the Indenture entitled “Limitation on Restricted Payments” is amended in its entirety to read as follows:
          Section 4.09 [Intentionally Omitted]
     (g) the covenant contained in Section 4.10 of the Indenture entitled “Limitation on Indebtedness and Issuance of Disqualified Capital Stock” is amended in its entirety to read as follows:
“(a) [Intentionally Omitted]
(b) [Intentionally Omitted]
(c) [Intentionally Omitted]
(d) Section 4.10. None of the Company or any Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) would be expressly subordinate or junior in right of payment in any respect to any other Indebtedness unless such Indebtedness is also by its terms (or by terms of any agreement governing such Indebtedness) subordinate or junior in right of payment to the Notes or the Guarantees, as applicable, at least to the same extent such Indebtedness is subordinated or junior in right of payment to such other Indebtedness.”
     (h) the covenant contained in Section 4.11 of the Indenture entitled “Limitation on Sales of Assets” is amended in its entirety to read as follows:
          Section 4.11 [Intentionally Omitted]
     (i) the covenant contained in Section 4.12 of the Indenture entitled “Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries” is amended in its entirety to read as follows:
          Section 4.12 [Intentionally Omitted]

     (j) the covenant contained in Section 4.13 of the Indenture entitled “Limitation on Transactions with Affiliates” is amended in its entirety to read as follows:
          Section 4.13 [Intentionally Omitted]
     (k) the covenant contained in Section 4.14 of the Indenture entitled “Limitation on Designations of Unrestricted Subsidiaries” is amended in its entirety to read as follows:
          Section 4.14 [Intentionally Omitted]
     (l) the covenant contained in Section 4.15 of the Indenture entitled “Limitation on Liens” is amended in its entirety to read as follows:
          Section 4.15 [Intentionally Omitted]
     (m) the covenant contained in Section 4.16 of the Indenture entitled “Limitations on Sale/Leaseback Transactions” is amended in its entirety read as follows:
          Section 4.16 [Intentionally Omitted]
     (n) the covenant contained in Section 4.17 of the Indenture entitled “Subsidiary Guarantees” is amended in its entirety to read as follows:
          Section 4.17 [Intentionally Omitted]
     (o) the covenant contained in Section 4.18 entitled “Provisions of Financial Information” is amended in its entirety to read as follows:
          Section 4.18 [Intentionally Omitted]
     (p) the covenant contained in Section 4.19 of the Indenture entitled “Limitation on Capital Stock of Restricted Subsidiaries” is amended in its entirety to read as follows:
          Section 4.19 [Intentionally Omitted]
ARTICLE THREE
Section 3.01 Privileges and Immunities of Trustee.
     The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee shall not be responsible for the adequacy or sufficiency of the Supplemental Indenture, for the due execution thereof by the Company and the Guarantors or for the recitals contained herein, which are the Company’s and the Guarantors’ responsibilities.

ARTICLE FOUR
Section 4.01 Effectiveness of the Supplemental Indenture.
     The provisions of this Supplemental Indenture will take effect immediately upon execution and delivery thereof by the parties hereto provided that the Proposed Amendments become operative on the Operative Date of this Supplemental Indenture. If the Tender Offer Condition does not occur, the terms of this Supplemental Indenture shall be null and void.
Section 4.02 Continuing Effect of Indenture.
     Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.
Section 4.03 Construction of Supplemental Indenture.
     This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 4.04 Trust Indenture Act Controls.
     If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.
Section 4.05 Trustee Disclaimer.
     The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
Section 4.06 Counterparts.
     This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

GENERAL CABLE CORPORATION
By:	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President, General Counsel and Secretary

GENCA CORPORATION
GENERAL CABLE INDUSTRIES, INC.
GENERAL CABLE INDUSTRIES LLC
GENERAL CABLE MANAGEMENT LLC
GENERAL CABLE OVERSEAS HOLDINGS, INC.
GENERAL CABLE TECHNOLOGIES CORPORATION
GENERAL CABLE TEXAS OPERATIONS L.P.
GK TECHNOLOGIES, INCORPORATED
DIVERSIFIED CONTRACTORS, INC.
MARATHON MANUFACTURING HOLDINGS, INC.
MARATHON STEEL COMPANY
MLTC COMPANY

By:	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Robert T. Jones
	Name:	Robert T. Jones
	Title:	Vice President

SCHEDULE “A”
SUBSIDIARY GUARANTORS
GENCA CORPORATION
GENERAL CABLE INDUSTRIES, INC.
GENERAL CABLE INDUSTRIES LLC
GENERAL CABLE MANAGEMENT LLC
GENERAL CABLE OVERSEAS HOLDINGS, INC.
GENERAL CABLE TECHNOLOGIES CORPORATION
GENERAL CABLE TEXAS OPERATIONS L.P.
GK TECHNOLOGIES, INCORPORATED
DIVERSIFIED CONTRACTORS, INC.
MARATHON MANUFACTURING HOLDINGS, INC.
MARATHON STEEL COMPANY
MLTC COMPANY

A-1